Exhibit 10.31

SECOND AMENDMENT TO

PURCHASE AND SALE AGREEMENT

THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (the “Amendment”) is entered into as of the 17th day of December, 2014, between GABLES OF HUDSON, LLC, a Delaware limited liability company, or its successors or assigns (the “Buyer”), and GABLES-HUDSON, LLC, and GREAT-HUDSON, LLC, each an Ohio limited liability company (together, the “Seller”).

RECITALS:

A.           Seller and Buyer are parties to that certain Purchase and Sale Agreement dated September 11, 2014, as amended (the “Agreement”), pursuant to which Seller agreed to sell, and Buyer agreed to purchase, certain real property located in Hudson, Ohio, as more particularly described in the Agreement.

B.           Seller and Buyer desire to amend the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENTS:

1.   Recitals, Definitions. The foregoing recitals are true and correct and are incorporated herein by reference. Capitalized but undefined terms used in this Amendment shall have the meaning set forth in the Agreement.

2.   Section 2.5(d). Section 2.5(d) of the Agreement shall be deleted in its entirety and replaced with the following:

Seller shall be responsible for all expenses of the Property attributable to the period prior to the Proration Date, unless otherwise provided for in this Agreement. Seller shall receive a credit at Closing for all outstanding accounts receivable related to income of the Hudson Facility for the period prior to the Proration Date (other than Aging Bad Debt (as defined below)), which amount is more particularly set forth on Schedule 2.5(d) hereto (the “Outstanding A/R”). In the event Buyer receives any payment due for any period prior to the Proration Date or payment of any other receivable of Seller, Buyer shall retain the same until such time as the Outstanding A/R has been entirely received by Buyer. As of the date of Closing, the Hudson Facility has accounts receivable aging more than thirty days in the amount of $10,943.20 (the “Aging Bad Debt”), which shall be retained by Seller, and shall not be credited to Seller at Closing. After collection or receipt of the Outstanding A/R, to the extent Buyer receives any payment related to the Aging Bad Debt, Buyer shall forward such payment to Seller.

To the extent the Outstanding A/R is not collected or received by Buyer within ninety (90) days after Closing, the balance of any portion of the Outstanding A/R not collected or received by Buyer shall be promptly (within five (5) Business Days) paid by Seller to Buyer and included in any Post-Closing Adjustment Amounts.

3.   Section 10.5. Section 10.5 of the Agreement shall be deleted in its entirety and replaced with the following:

Guaranty. In order to secure the indemnities provided by Seller and other obligations of Seller provided for herein, at Closing, Michael Wojno, Randy Theken and Philip Maynard agree to provide a personal and joint and several guaranty to Buyer in the cumulative amount of Seven Hundred Thousand Dollars ($700,000) (the “Guaranty”) for a period of eighteen (18) months from the Closing in the form attached as Exhibit J to this Agreement.

4.   Exhibit J. Exhibit J to the Agreement shall be deleted in its entirety and replaced with the agreement attached hereto as Exhibit 1.

5.   Schedule 2.2(c). Schedule 2.2(c) to the Agreement shall be deleted in its entirety and replaced with the disclosure schedule attached hereto as Exhibit 2.

6.   Schedule 2.5(d). Schedule 2.5(d), attached hereto as Exhibit 3, is hereby integrated into the Agreement.

7.   Effect of Amendment. To the extent any provisions contained herein conflict with the Agreement or any other agreements between Seller and Buyer, oral or otherwise, the provisions contained herein shall supersede such conflicting provisions contained in the Agreement or other agreements. Except as specifically modified by this Amendment, the Agreement remains in full force and effect and is in all events ratified, confirmed and approved.

8.   Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which, together, shall constitute one and the same instrument. Delivery of signatures by e-mail or facsimile shall be valid and binding.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

BUYER:

GABLES OF HUDSON, LLC

By:	/s/ John Mark Ramsey
Name:	John Mark Ramsey
Its:	Authorized Signatory

SELLER:

GABLES-HUDSON, LLC

By:	/s/ Philip H. Maynard
Name:	Philip H. Maynard
Its:	Authorized Signatory

GREAT-HUDSON, LLC

By:	/s/ Philip H. Maynard
Name:	Philip H. Maynard
Its:	Authorized Signatory

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Exhibit 1

Exhibit J to the Agreement

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Exhibit 2

Schedule 2.2(c) to the Agreement

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Exhibit 3

Schedule 2.5(d) to the Agreement

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